Exhibit 99.1

AITX's RAD-I and RAD-G Release 'Inside SARA' White Paper, Defining the
Future of Agentic AI in Security

A Landmark Technical Disclosure Built with Assistance from the Amazon Web Services
(AWS) Generative AI Innovation Center

Detroit, Michigan, December 3, 2025 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiaries, Robotic Assistance Devices, Inc. (RAD-I) and Robotic Assistance Devices Group (RAD-G), today announced the release of the Inside SARA White Paper, a comprehensive technical disclosure that documents the architecture and development of SARA™, the Company's multiple award-winning agentic AI platform for physical security and remote video monitoring. The publication details how SARA was created through proprietary datasets, a custom visual language model, multi agent decisioning, extensive field validation, and collaboration with the AWS Generative AI Innovation Center.

AITX

Artificial Intelligence Technology Solutions Inc.

RAD an AITX company ROBOTIC ASSISTANCE DEVICES

RADG ROBOTIC ASSISTANCE DEVICES GROUP

Inside SARA White Paper Released

Inside SARA™
Building The First Purpose-Built, Agentic AI for Security and Monitoring
Learn How AITX's RAD and AWS's Generative AI Innovation Center Partnered to Advance Real-World AI for Security
ROBOTIC ASSISTANCE DEVICES
AITX
RADG

The Company noted that this document represents the first public look at the depth and difficulty of building real agentic AI for security. The white paper outlines the two-year engineering effort behind SARA and clarifies how its architecture differs from generic AI tools and LLM wrappers that have recently entered the market. By presenting production ready design work, field tested performance, and AWS supported optimization, the release positions the Company as the clear first movers bringing agentic AI into live security operations and remote monitoring environments.

"SARA reflects one of the most ambitious development efforts our team has ever taken on," said Steve Reinharz, CEO/CTO and founder of AITX and all RAD subsidiaries. "The depth of the architecture, the scale of the dataset creation pipeline, and the performance of our visual language model show what is possible when you commit fully to agentic AI. Our work was strengthened through assistance from the AWS Generative AI Innovation Center, whose guidance supported key optimization steps as we moved SARA toward real deployments. This white paper shows the industry what it takes to build intelligence that can perform in the field."

SARA's architecture was designed for real world operations across the RAD hardware ecosystem and for broader industry use through upcoming ONVIF integration and VMS support. The white paper outlines how SARA delivers context rich autonomous response, multi agent decisioning, and a security specific dataset pipeline that has been refined through extensive field deployments. These capabilities give SARA performance far beyond generic AI tools that rely on repurposed models, positioning RAD-I and RAD-G to accelerate adoption across enterprise security and remote monitoring environments.

The Company also noted that Steve Reinharz has been invited to participate in an AWS executive forum re:Invent on December 3 in Las Vegas. The event focuses on how software companies can innovate and scale in the era of agentic AI, aligning closely with the themes presented in the Inside SARA White Paper. AITX expects to share additional content related to its ongoing work supported by the AWS Generative AI Innovation Center as the Company advances SARA across broader industry applications.

The Company invites all interested parties to download the Inside SARA White Paper and review the full technical framework behind SARA.

About Artificial Intelligence Technology Solutions, Inc. (AITX) and RAD-I

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD-I), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD-I solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD-I delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD-I is led by Steve Reinharz, CEO/CTO and founder of AITX and all RAD subsidiaries, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD-I team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD-I and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD-I's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD-I's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD-I has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD-I expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/